                                                                   EXHIBIT 10.17

                              SERVICES AGREEMENT

KNOW ALL MEN BY THESE PRESENTS:

     This Services Agreement is hereby entered into this 17th day of November 2001 at Taguig, Metro Manila, by and between:

         TEMIC TELEFUNKEN microelectronic (Philippines), Inc. a corporation organized and existing under the laws of the Philippines, with office and plant address at Bagsakan Road, FTI Estate, Taguig, Metro Manila, represented herein by its Director for Corporate Affairs, ATTY. MIGUEL E. UMALI, and hereinafter referred to as "TMP".
                                         and

         MICROTUNE RF-TECHNOLOGIES (PHILS.) INC., a corporation organized and existing under the laws of the Philippines, with office and plant address at 2nd Floor, TEMIC Building, Bagsakan Road, FTI Estate, Taguig, Metro Manila, represented herein by its General Manager, MR. ANDROS X. THOMSON, and herein referred to as "MRFT".

                                WITNESSETH: That

     WHEREAS, TMP was previously engaged in the business of manufacturing and exporting semiconductor products and electronic devices in its plant located at Bagsakan Road, FTI Estate, Taguig, Metro Manila and it continues to possess the ownership of the lease rights as well as the building located thereon;

     WHEREAS, MRFT has been organized and duly registered as a new and separate corporation with its own distinct juridical personality in accordance with the pertinent laws of the Philippines. MRFT is engaged in the manufacture, production, design and export of devices in RF-Technologies including sub-assemblies of these products and doing business in the Philippines under its own name separate apart from TMP;

     WHEREAS, in the conduct of its business MRFT does not have and possess the necessary space and facilities for its business operations;

     WHEREAS, TMP and MRFT (formerly TEMIC RF-Technologies (Phils.) Inc.) entered into a Services Agreement on December 11, 1998 which will expire on December 31, 2000. Supplementary Agreement Nos. 1 and 2 were also entered by the parties on January 26, 1999 and September 8, 2000, respectively. The parties intend to enter into a new Services Agreement with validity from January 1, 2001 until December 31, 2002.

     NOW THEREFORE, for and in consideration of the foregoing premises and their covenants herein stated, the parties enters into this SERVICES AGREEMENT and agree as follows:

     1.   GENERAL SCOPE OF THE AGREEMENT
     -----------------------------------

          Under this SERVICES AGREEMENT, TMP shall be obliged to provide MRFT with the support services as specified in this Agreement which are deemed necessary for the maintenance and continued operations of MRFT's business activities within the premises of TMP. It is, however, understood that services may only be granted as far as available and practicable for TMP itself and shall be limited to the same services rendered by TMP to MRFT under the previous Agreements. Accordingly, should it be necessary to remove, delete or suspend any of the services agreed upon, TMP shall be allowed to do so provided MRFT is given a written notice of such removal, deletion at least two (2) months in advance.

          TMP guarantees to treat MRFT, insofar as the agreed services are concerned, in the same manner as TMP's own business and shall promptly inform MRFT about any relevant event, modification or disturbance in respect to the supply or rendition of the services agreed upon.

     II.  COVERAGE OF THE AGREEMENT
     ------------------------------

          Unless otherwise specified, modified or amended in a subsequent Agreement, the coverage of this Service Agreement shall be as follows:

     A.   ADMINISTRATION SERVICES:

                -  General Facilities Services

                -  Canteen and related facilities

                -  Clinic and Medical Services

     The contents, scope, nature and details of these services are outlined and discussed below.

     III. SCOPE OF SERVICE
     ---------------------

     A.   ADMINISTRATION SERVICES


          1.  GENERAL SERVICES FACILITIES

     TMP shall provide and make available to MRFT facilities services and support necessary to enable the latter to carry on and conduct its business activities within the premises of TMP. The General Facilities Services shall include the use of office and production space clearly delineated and discussed in the General Facilities Services Coverage attached hereto as Annex "A" and made an integral part hereof. The facilities services and support shall also cover specific services such as but not limited to installation, re-installation and maintenance works in the areas directly related to MRFT. Such requests, however, shall be duly supported with a Job Order Slip and the cost for the same shall be directly charged to MRFT.

     It is hereby understood that the requirements of MRFT for utilities such as water, electricity, technical gases and telephone connections which are presently provided shall continue to be provided by TMP and the necessary separate metering devices for these utilities shall be installed for direct charging of consumption.

     TMP shall endeavor to provide adequate power supply to MRFT whenever there is a power outage to minimize disruption of operations.


          2.  CANTEEN AND RELATED FACILITIES

     The employees of MRFT shall be allowed to avail and use the canteen and its related facilities in the same manner that it is available to TMP and TAPI employees. Inasmuch as the price of food in the canteen is partly subsidized by TMP by way of free gas, water and electricity as well as a monthly lump sum subsidy, MRFT shall proportionately share in the cost of this subsidy. The meal tickets to be issued by MRFT to its employees shall be likewise be accepted by the canteen concessionaire for the purpose of purchasing food items from the canteen subject to the agreement entered into between TMP and the canteen concessionaire, and shall be paid directly by MRFT to the Canteen concessionaire.

          3.  CLINIC AND MEDICAL SERVICES

     The Clinic and Medical Services of TMP which operates on a 24-hour-basis shall be made available for MRFT employees in the same manner and extent that it is made available to TMP/TAPI employees. The Clinic and Medical Services shall include medical consultations, treatment and prevention of illness, issuance of medicines/starter dosage, emergency treatments, dental check-up and consultations, optometry services, as well as the use of its vehicle for emergency purposes, and shall cover the services of the Physicians, Nurses, Dentist and Optometrist who are employed or under contract by TMP/TAPI to render the aforesaid services to its employees.

     B. ADDITIONAL/COLLATERAL SERVICES

     In the event that MRFT desires to expand or include in the Services Agreement any other additional services, a written request therefore shall be relayed to TMP for its consideration and the agreement to provide such additional services shall be put in writing specifying the scope and coverage of such additional service and the agreed fee or consideration, and the same shall be treated as an Addendum to this Agreement.

     Should MRFT wish to reduce, cancel or withdraw any of the services provided in this Agreement, it should relay the same to TMP at least two (2) months before the intended date for such cancellation or withdrawal.

     It is understood that the services herein contemplated exclusive of the General Facilities Services shall only be made available to MRFT during normal and regular working days (i.e. excluding holidays, Sundays, etc.). Any requirement for services outside of the normal and regular holidays, MRFT has to make the necessary arrangement by giving advance notice regarding the same.

     IV.  SERVICES FEE/CONSIDERATION AND PAYMENT CONDITIONS
     ------------------------------------------------------

     The monthly cost of services as referred to in this Services Agreement with the exception of the service fee for the General Facilities Services which is separately specified in the General Facilities Coverage (Annex "B" hereof"), are as follows:

     Canteen/Clinic & Medical Services       2001      P450.00/person
                                             2002      P495.00/person

     Attached as Annex "B" is the cost computation of the monthly fees.

     The service fee shall be paid by MRFT to TMP on a monthly basis within fourteen (14) calendar days from receipt of the billing. All applicable taxes, which TMP will be required to pay by reason of the fees herein stated be charge to MRFT.

     It is understood that the above-stated service fees for the Canteen & Related Facilities and Clinic & Medical Services has been computed on the basis of MRFT's headcount of 876 as of August 31, 2000. Every quarter upon the request of either party the service fees for the Canteen and Related Facilities and Clinic & Medical Service with the exception of the General Facilities Services Coverage (Annex "A" hereof), may be subject of a joint review for the purpose of making the appropriate adjustments as may be bought about by changes in the actual headcount figures.

     V.   INDEPENDENT RELATIONSHIP
     -----------------------------

     It is hereby understood that TMP is a corporate entity separate and distinct from that of MRFT. The relationship between TMP and MRFT during the term of this Agreement shall be solely that of a service provider and service recipient, respectively. Neither party shall make any representation or incur any obligation in the name of or on behalf of the other party. Nothing in this Agreement shall be construed as appointing, or constitute an appointment of either party as the agent of the other. Accordingly, the employees of MRFT shall not be considered or in any way treated as employees of TMP and vice-versa. For this purpose, MRFT shall indemnify and hold TMP free and harmless from any claim, damages, awards, or costs which TMP may incur or be required to pay for any damage or injury caused to the employees of MRFT and in the same manner TMP shall indemnify and hold MRFT free and harmless from any claim, damages, awards, or costs which MRFT may incur or be required to pay for any damage or injury caused to the employees of TMP.

     VI.  ENVIRONMENTAL AND SAFETY REGULATIONS
     -----------------------------------------

          In the performance of its business operations, MRFT warrants to comply and adhere to the applicable environmental and safety regulations imposed by the duly constituted authority and as well the internal rules and regulations promulgated by TMP. Any process modifications in MRFT's manufacturing activities, which may affect the environment or safety have to be announced to TMP immediately including all necessary information about the type and volume involved (waste water, used air, noise, etc.)

     TMP reserves the right to require MRFT to execute any modification, adaption or replacement which is or becomes due for safety and environmental reasons, law or imposition by a competent authority within a reasonable period.

     VII. CONFIDENTIALITY
     --------------------

     During the course of this Agreement, each party may obtain possession of information of the other party, which may contain confidential or secret information (e.g. inventions, know-how, trade secrets, future product plans). As far as such information is disclosed by one party to the other, it must be clearly labeled with the word "confidential" or the like. This includes information obtained by TMP for processing even if not so labeled as "confidential" if the nature of such information requires confidentiality such as Financial Statements and Reports, Price Calculations and similar documents.

     The party which obtained possession of a confidential information shall maintain and keep all such information in confidence and shall not disclose it to a third party-with the exception of agents and representatives who shall likewise be bound by corresponding obligations-without the prior consent of the other party. It is understood, however, that a party shall not have any non-disclosure obligations with respect to any obtained information which: (a) now hereafter through no act or omission on the part of the obtaining party becomes generally known or available; (b) is known to the party at the time of obtaining it from the other party; (c) is finished to third parties by the party without restriction on disclosure; (d) is independently developed by the obtaining party; or (e) is finished to the obtaining party by a third party as a matter or right and without restriction on disclosure.

     The obligations imposed in the preceding paragraph shall survive the expiration or any termination of this Agreement.

     VIII. EFFECTIVITY OF THE AGREEMENT
     ----------------------------------

           A. TERM OF THE AGREEMENT

     This Services Agreement shall come into force and effect on January 1, 2001 and shall continue to be in effect until December 31, 2002 unless earlier terminated in accordance with the provision hereof, and may be renewed for another term subject to the mutual agreement of the parties. Excluded from this provision shall be the General Facilities Service coverage which shall be covered by a different term as specified in Annex "A" hereof.

          B.  TERMINATION

     Either party shall have the right to terminate this Services Agreement upon giving the other party a written notice thereof at least three (3) months in advance to afford such party ample time to make the necessary adjustments and preparation for transition.

     IX.  APPLICABLE LAWS
     --------------------

     This Services Agreement shall be governed by and construed in accordance with the laws of the Republic of the Philippines.

     X.   NON-ASSIGNABILITY
     ----------------------

     This Services Agreement shall not be assigned by either party to a third party without the prior written consent of the other party, however, TMP shall be allowed to assign this Services Agreement to TAPI without the consent of MRFT as soon as the transfer of the Lease rights over the land is approved/finalized by the FTI.

     XI.  ENTIRE AGREEMENT
     ---------------------

     This Services Agreement shall constitute the entire agreement of the parties and no other writing or conversation shall be deemed as part of this Agreement unless evidenced by a written agreement by both parties subsequent to the execution of this Agreement.


     IN WITNESS WHEREOF, the parties hereto have caused this Services Agreement to be executed by their respective duly authorized signatories this 17th day of November 2000 at Taguig, Metro Manila.


 TEMIC TELEFUNKEN microelectronic       MICROTUNE RF-TECHNOLOGIES
     (Phils.), Inc.                         (Phils.) Inc.

     By: /s/ Miguel E. Umali                By: /s/ Androx X. Thomson
     ATTY. MIGUEL E. UMALI                  MR. ANDROS X. THOMSON
     Director for Corporate Affairs         General Manager

   Signed in the presence of:

   _________________________________         ________________________


   ACKNOWLEDGEMENT

   REPUBLIC OF THE PHILIPPINES )
   MAKATI CITY, METRO MANILA) S.S.

   BEFORE ME,  a Notary Public and for Makati City, personally appeared:

   TEMIC TELEFUNKEN microelectronics (Phils.) Inc.
   Miguel E. Umali                              CTC No. 10261169
                                                Issued on March 13, 2000
                                                At Taguig, Metro Manila
                                                Philippines

   MICROTUNE RF TECHNOLOGIES (PHILS.) INC.
   Mr. Andros X. Thomson                        Passport No.: 157093770
                                                Issued on October 28, 1997
                                                At the United States of America

   known to me and to me known to be the same persons who executed the foregoing instruments and they acknowledge to me that the same is their free and voluntary act and deed of the companies they respectively represented.

       IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my notarial seal this _____ day of November 2000 at Taguig, Metro Manila, Philippines.


   Doc. No. _____
   Page No. _____
   Book No. ____
   Series of 2000

                                                                       ANNEX "A"


                      GENERAL FACILITIES SERVICES COVERAGE



1. BUILDING FACILITIES

   Pursuant to the Service Agreement entered into by and between TMP and MRFT, TMP agrees to provide MRFT with the needed General Facilities Services which shall include the use and access to the portion of the Ground Floor, 2nd Floor and 3rd Floor of its building including the partitions and other improvements existing thereon located at Bagsakan Road, FTI Estate, Taguig, Metro Manila consisting of a total of 2,605 square meters, more particularly described and illustrated in the Floor Layout and Building Area Allocation which are attached hereto as Annexes "1-A" to "1-C" and made an integral part of this Agreement and hereinafter referred to as the "Premises" (including proportionate areas in the parking space in the front area of the building and other common areas).

   The MRFT and its employees shall also be given the right of way to the common areas of the property owned by TMP as may be necessary and beneficial in the pursuit of the MRFT business operations. Access to and through the Premises shall be allowed by MRFT to TMP/TAPI for the purpose of transferring or moving any equipment or machinery of the latter whenever necessary. Similarly, TMP shall allow access to MRFT to and through any of its areas for the same purpose. The party requesting such access shall shoulder all the cost incurred for such transfers or movement s including damages caused to the premises and production losses.

   It is understood that in case MRFT decides to vacate or return some areas and consequently, reduce the total area as specified herein, the corresponding fees shall be adjusted to reflect such change provided MRFT gives TMP notice thereof at least three (3) months before the intended date except for the SMD Front Line 2 at the ground floor which will require at least thirty (30) days notice only. The adjustment in fees shall then be implemented only after the lapse of the said three (3) months requirement.

2. DURATION

   This use and access to the premises by MRFT shall commence on January 1, 2001 and shall be valid until December 31, 2002. However, in case either party desires to terminate the General Facilities Services, the party desiring to terminate the services shall formally inform the other party about such termination at least twelve (12) months before the intended effectivity date of the termination.

   Upon the termination of the General Facilities Services, all improvements made thereon shall automatically inure to the benefit of TMP. The term "improvement" as mentioned in this section shall refer to improvements, alterations, installations or additions made by TMP or MRFT on the

   Premises except machineries and equipment as well as movable furniture and fixtures which may be removed without defacing or injuring the Premises.

3. GENERAL FACILITIES SERVICE FEE

   In consideration of the General Facilities Services, MRFT agrees to pay the service fees in accordance with the following schedule:

     January 1, 2000 to December 31, 2001  -  P642.99/sq.meter

     January 1, 2001 to December 31, 2002   -  P680.11/sq.meter

   The service fee shall be paid by MRFT in advance every last Monday of the preceding month. Attached as Annex "2" hereof is the Cost computation of fees for the General Facilities Services. It is hereby understood that the 3% mark-up is intended to cover MRFT's proportionate share in the minor expenses/costs which may be incurred by TMP during the term of this Agreement.

   It is herein understood that TMP shall not be held liable for any damages or losses, which may be incurred by MRFT arising from the use of the building facilities. MRFT, if it so desires, may however request TMP to secure the appropriate insurance coverage for such risks and the premiums therefore shall be shouldered by MRFT.

4. USE AND SUPPLY OF UTILITIES/OTHER SERVICES

   The use, supply and consumption by the MRFT of utilities such as, but not limited to electricity, water, telephone services, security, janitorial services, air-conditioning and ventilation, etc. shall be considered as part of the service fee specified in Item No. 3 hereof. Other utilities/services which can be directly attributed to MRFT shall be charged directly to its account. Insofar as practicable and possible, separate metering devices shall be installed for the accurate monitoring of MRFT's utilities consumption.

   However, it is hereby understood and agreed upon that certain utilities consumption shall be incurred by TMP which are partly attributable to MRFT such as utilities consumption in the common areas (e.g. comfort rooms, corridors, perimeter areas, etc.). Insofar as these utilities consumption, it is hereby agreed that MRFT shall shoulder a proportionate share thereof and that such share is already incorporated in the service fee specified in Item No. 3 hereof.

   TMP shall not, except in cases of gross negligence, be liable nor responsible for the failure of electric current, water supply, telephone lines or other utilities and services.

5. MAINTENANCE OF THE PREMISES

   TMP shall provide necessary services for the maintenance of the Premises to render it suitable for the purpose and to enable the latter to carry on and conduct its business activities within the said premises. The maintenance services shall include the necessary facilities services, janitorial services and security services.

   FACILITIES SERVICES. It is hereby understood that the General Service
   -------------------
   Agreement shall include the obligation on the part of TMP to ensure that needed repairs and maintenance of the Premises are regularly undertaken. The repair and maintenance services referred to in this paragraph shall however be limited to those services which are normally needed to render the Premises as well as the common areas suitable for the use of MRFT, such as repair or maintenance of the air-conditioning, general repair or maintenance of the building facilities and similar services.

   JANITORIAL SERVICES. It is likewise agreed and understood that TMP shall
   -------------------
   provide the necessary janitorial services which is deemed necessary and normal to keep and maintain the cleanliness in the Premises as well as the common areas.

   SECURITY SERVICES.  TMP shall include the Premises in its Security Planning
   -----------------
   and guard posting for the purpose of securing the safety and welfare of MRFT's employees as well as the properties of MRFT located within the premises of the TMP. It is however understood that MRFT, its employees and visitors shall obey and comply with the security and safety procedures and practices being implemented by TMP. Furthermore, any special or additional security arrangements with MRFT would like to introduce or outside the Premises should be officially relayed and requested from TMP and in case such request for special or additional security arrangements is favorably acted upon, the cost or fee for such service shall be mutually agreed upon.

   It is hereby understood that the aforesaid services with the exception of Security services shall be available to MRFT during normal and regular working days (i.e. excluding holidays, Sundays, etc.). Any requirement for services outside of the normal and regular holidays, MRFT has to make the necessary arrangement by giving advance notice regarding the same.

6. CARE OF THE PREMISES

   MRFT shall at all times and at its expense, maintain the Premises in a clean and sanitary condition free from noxious odors, disturbing noises and other nuisances, and shall take immediate steps to hinder and/or prevent the existence of all water and other pollution within the vicinity of the Premises and its environs. TMP shall not be liable nor responsible for the presence of bugs, vermins, ants, termites or other insects in the Premises.

7. LIABILITIES

   MRFT shall be liable for any and all damages sustained by the Premises due to causes directly or indirectly attributable to MRFT or its employees or representatives. In case MRFT defaults in making good in any of its obligation specified herein including default in the payment of the applicable service fee, TMP shall have the right, among others, to hold, take possession of and sell the assets, properties or accounts of MRFT in satisfaction of MRFT's obligation/s.

   TMP shall not be liable for loss, including theft, robbery and disappearance of, and damage or injury to goods, wares, products or property of any kind, including without limitation to properties or MRFT and its employees and guests or any or all other persons on the Premises, and for injury to or death of any person arising from or in connection with the use of the Premises, except where the cause is due to TMP or that of its agents or employees' unlawful act in the performance of their function or gross negligence. Consequently, MRFT agrees to hold TMP free and harmless from and against any and all losses, liabilities, actions, suits, proceedings, or claims, including attorney's fees or other related expenses incurred in connection therewith, directly or indirectly resulting from or arising out of or in connection with any such loss or damage to property, offense or crime, or injury to or death of persons, except, in the case of gross negligence of the latter.

   This General Facilities Services Coverage shall be considered as supplementary to the Services Agreement entered into by TMP and MRFT and shall therefore bind and inure to the benefit of the permitted successors and permitted assigns of MRFT.


   TEMIC TELEFUNKEN microelectronics     MICROTUNE RF-TECHNOLOGIES
   (Phils.), Inc.                        (Phils.), Inc.

   By: /s/  Miguel E. Umali              By:  /s/ Andros X. Thomson

   ATTY. MIGUEL E. UMALI                 ANDROS X. THOMSON
   Director for Corporate Affairs        General Manager

                                                                       ANNEX "B"

Canteen and Medical
MRFT - 2000

                                         ------------------------------------
                                          Canteen     Medical      Total

                                         ------------------------------------
Total Charges                            4,389,405   4,928,022   9,317,427
                                         ====================================

                                         ------------------------------------
+ 10% increase (Y2001)                   4,828,346   5,420,824  10,249,170
                                         ====================================

                                         ------------------------------------
+ 10% increase (Y2002)                   5,311,181   5,962,906  11,274,087
                                         ====================================


   Headcount:
     Automotive                              1,007       53.06%
     TRFT                                      876       46.94%
     DEBIS                                      15        0.79%
                                         ----------------------
  Total headcount                            1,898      100.00%
                                         ======================

  Share of TRFT PER YEAR                                         4,730,386.03
                                                                 ============
  Share of TRFT PER MONTH                                          394,198.84
                                                                 ============
  Share of TRFT PER HEAD (Y2001)                                       450.00

                                                                 ============
  Share of TRFT PER YEAR                                         5,203,424.63
                                                                 ============
  Share of TRFT PER MONTH                                          433,618.72
                                                                 ============
  Share of TRFT PER HEAD (Y2002)                                       495.00
                                                                 ============